UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2016 (April 20, 2016)
 ______________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Settlement Agreement with Latin America Power Holding

On April 20, 2016, TerraForm Power, Inc., (“TERP”) and TerraForm Power, LLC (together with TERP, the “TerraForm Power Parties”) entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with BTG Pactual Brazil Infrastructure Fund II, L.P., P2 Brasil Private Infrastructure Fund II, L.P., P2 Fund II LAP Co-Invest, L.P., P2 II LAP Co-Invest UK, L.P., GMR Holding B.V. (collectively, the “LAP Shareholders”), and Roberto Sahade, LAP’s chief executive officer (together with the LAP Shareholders and the TerraForm Power Parties, the “Parties”). The Settlement Agreement resolves the disputes between the Parties in connection with the previously announced termination of that certain Amended and Restated Share Purchase Agreement, dated May 19, 2015 (the “Share Purchase Agreement”), among SunEdison Holdings Corporation and the LAP Shareholders, and the guarantee issued by TERP in connection therewith, relating to the acquisition of Latin America Power Holding, B.V. (“LAP”), that are the subject of an arbitration proceeding (the “Arbitration”). On March 3, 2016, TERP, SunEdison Holdings Corporation, SunEdison, Inc. and the LAP Shareholders entered into a settlement agreement with respect to the Arbitration (the “March Settlement Agreement”). Subsequent to the execution of the March Settlement Agreement, SunEdison Holdings Corporation failed to make a required payment under the terms of the agreement and as a result the LAP Shareholders recommenced the Arbitration against all parties, including TERP.
Pursuant to the Settlement Agreement, TERP has made a one-time payment to LAP in the amount of $10.0 million in exchange for and contingent on the termination of the Arbitration against TERP. None of the Parties has admitted to any wrongdoing or liability with respect to the claims asserted in the Arbitration, and the Parties have granted each other full releases of any further obligations under the Share Purchase Agreement and related agreements (including the TERP guarantee). The Settlement Agreement does not impact any claims that the LAP Shareholders or the TerraForm Power Parties may have against SunEdison, Inc. and SunEdison Holdings Corporation in connection with the transactions described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: April 21, 2016	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary